EXHIBIT 10.1

Agreement to Renew Lease

ROYAL BODY CARE CANADA INC. rbcpl lease renewal 7-1-05

  Existing lease for units #3, 13, 14 & 15 expires on December 31, 2005.
  The tenant desires to renew the above noted lease early and to vacate unit #3.
  Unamortized costs from the tenant improvement works that were included in the existing lease rates must be recovered as well as the base rent that will be lost from unit #3.
  To be released from liabilities with the existing lease for unit #3, the tenant must:
    accept the new rate and lease terms noted below for units #13, 14 & 15.
    vacate unit #3 on or before June 30, 2005, leaving It in a clean and reasonable state of repair.
	Unit #3	Unit #13/14/15	Total
Square Footage	3,586	8,160	11,746

Existing weighted average rate/sq. ft.	$13.40	$ 9.75	$ 10.86

Existing cost per month	$ 4,004.37	$ 6,630.00	$ 10,634.37

Cost of unamortized existing tenant improvements		$ 26,520.00

Months not recovered: July to Dec 2005	6	6

Rent to be recovered	$ 24026.20

Unamortized tenant improvements to be recovered		$ 13,260.00

Total costs to be recovered			$ 37,286.20

Amortize total costs over new 5 year term: per sq. ft.		$ 0.95

Current base building rate		$ 8.25

New rate per sq. ft. for new lease term		$ 9.20

New base rent per month		$ 6,256.00

The provisions of the original lease, dated August 23, 1994 and effective January 1,1995, will continue to be in full force and effect except for the following:

1. Five year lease term commencing July 1, 2005 and expiring on June 30, 2010.

2. Space occupied will be units # 13, 14 & 15 for a total of 8,160 square feet at $9.20 per square foot.

3. Clause 17 of the lease (security deposit) overrides any reference to the last month's rent as noted In point 14 of the offer to lease that was attached to the lease as Appendix D. To clarify, 50% of the deposit paid at the commencement of the original lease is a security deposit and not the last month's rent.

4. A renewal option to this renewal term is granted under the same conditions as those noted in clause

16 of the lease.

5. Repairs as noted in the e-mail sent on May 6, 2005 at 2:20 PM.

Agreed to and accepted this 26th day of May, 2005 by:

Royal Body Care Canada Inc. Mott Electric Motor Repair Ltd.

per: per:

/s/Trevor Scofield /s/Rob Brett

Trevor Scofield, CA Rob Brett, CA

VP Operations VP Finance & Administration

GST is extra to all figures